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                                                                    Exhibit 99.B

                           CONSENT OF DIRECTOR NOMINEE

         I hereby consent to the use in the "Election of Directors of New Iron Mountain" section of the joint proxy statement/prospectus, constituting part of the registration statement on Form S-4 of Pierce Leahy Corp., as it may be amended from time to time, of my name as a nominee to be a director of Pierce Leahy Corp. effective upon the closing of the merger described in such joint proxy statement/prospectus.

                                                          /s/ Howard D. Ross
                                                          ---------------------
                                                          Howard D. Ross
                                                          November 19, 1999